EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Howard M. Lorber, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Douglas Elliman Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022

/s/ Howard M. Lorber
Howard M. Lorber
President and Chief Executive Officer